UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2014

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of in Company)	(Commission File Number)	(IRS Employer Identification No.)

WEST 80 CENTURY ROAD

PARAMUS, NEW JERSEY 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2014, Hudson City Bancorp, Inc. (the “Company”) announced that Ronald E. Hermance, Jr., the Chairman and Chief Executive Officer of the Company and Hudson City Savings Bank (the “Bank”), passed away unexpectedly on the evening of September 11, 2014.

On September 12, 2014, the Company separately announced that Denis J. Salamone was appointed Chief Executive Officer of the Company and the Bank, effectively immediately in accordance with the Company’s plan of succession. Biographical and other information about Mr. Salamone required by Item 5.02(c) of Form 8-K was previously reported in the Company’s Form 10-K/A for the year ended December 301, 2013, and is incorporated herein by reference.

There are no family relationships between Mr. Salamone and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Mr. Salamone that are reportable under Item 404(a) of Regulation S-K.

The Company’s press release announcing the appointment of Mr. Salamone as Chief Executive Officer is attached as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated September 12, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ Anthony J. Fabiano
Anthony J. Fabiano
Executive Vice President

Dated: September 17, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 12, 2014

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